EXHIBIT 10.1
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (this “Agreement”) is made and entered into as of August 18, 2005, by NationsHealth, Inc., a Delaware corporation (the “Company”) US Bioservices Corporation, a Delaware corporation (“Investor”).
     The parties hereby agree as follows:
     1. Purchase and Sale of Stock.
     1.1. Sale and Issuance of Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase, and the Company agrees to sell and issue to Investor, that number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to (a) $1,500,000 divided by (b) the average closing price per share of Common Stock, as reported by Nasdaq, for the twenty (20) consecutive trading days immediately prior to the Closing (as such term is defined in Section 1.2).
     1.2. Closing. The purchase and sale of the shares of Common Stock that Investor is purchasing (the “Shares”) shall take place at the offices of the Company, 13650 NW 8th Street, Suite 109, Sunrise, Florida 33325 (the “Closing”). At the Closing, the Company shall execute and deliver to Investor a certificate representing the Shares in exchange for the payment of the Purchase Price, as provided in Section 1.3. At the Closing, the Company and Investor shall also enter into the Registration Rights Agreement in the form of Exhibit 1 hereto (the “Rights Agreement”).
     1.3 Payment of Purchase Price. The Company hereby directs Investor to wire transfer $1,500,000 (the “Purchase Price”), as consideration for the Shares, on account of the Company, to a bank account in the name of NationsHealth Specialty Rx, LLC.
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that except as set forth in the Company SEC Documents (as defined below):
     2.1. Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted, to execute and deliver this Agreement and the Rights Agreement (collectively, the “Agreements”), to issue and sell the Shares and to carry out the provisions of the Agreements.
     2.2. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance, sale and delivery of the Shares being issued and sold hereunder has been taken, and each of the Agreements has been duly and validly executed and delivered and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
     2.3. Valid Issuance of Shares. The Shares that are being purchased and acquired by the Investor hereunder, when issued, sold and delivered by the Company in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, including containing the restrictive legend set forth in Section3.7 hereof.
     2.4. Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with its valid execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares by the Company, except such filings as have been made prior to the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), or such post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor.
     2.5. Compliance With Other Instruments. The Company is not in violation of or default under any provision of (a) its Second Amended Restated Certificate of Incorporation or Bylaws, (b) any contract or agreement that is material to the conduct of the business of the Company, or (c) any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of the Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of or be in conflict with any such provision or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.
     2.6. Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into the Agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects or financial condition of the Company. There is no order, writ, injunction, judgment or decree of any court, government agency or instrumentality binding on the Company and having a material adverse effect on the Company.
     2.7 Disclosure. Neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     2.8. Offering. Subject in part to the truth and accuracy of Investor’s representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
     2.9. Financial Statements. The Company has furnished or made available to Investor true and complete copies of all reports or registration statements it has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for all periods subsequent to September 1, 2004, all in the form so filed (collectively, the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, as of its respective filing date, no Company SEC Document filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. No Company SEC Document filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Company SEC Documents became effective under the Securities Act. The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent Company SEC Document, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP. Since May 16, 2005, (i) no event has occurred that requires the filing of a Current Report on Form 8-K (an “8-K”) with the SEC for which an 8-K has not been so filed and (ii) to the knowledge of the Company, there has not been any event or condition of any character that has had or could reasonably be expected to have a material adverse effect on (x) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its subsidiaries taken as a whole or (y) on the ability of the Company to perform its obligations under this Agreement.
     2.10 No Undisclosed Liabilities. The Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), or (b) liabilities (including accounts payable) incurred since May 16, 2005 in the ordinary course of business consistent with past practice.

     2.11. Disclosure Controls and Procedures.
     (a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of March 31, 2005, and (iii) are effective to perform the functions for which they were established; and
     (b) To the extent required by the Exchange Act as of the date hereof, the independent registered public accountants and the Audit Committee of the Board of Directors (the “Board”) of the Company have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the accountants; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (c) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC, each in effect on the date thereof, and the statements contained in any such certification were complete and correct as of their respective dates. The Company is otherwise in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof.
     2.12. Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by the Company in good faith. The provision for taxes of the Company included in the provision for accrued liabilities in the Financial Statements is adequate for taxes due or accrued as of the date thereof. Neither the Company nor any of the Subsidiaries have elected pursuant to the Internal Revenue Code of 1986, as amended (“Code”), to be treated as an S corporation or a collapsible corporation pursuant to section 341(f) or section 1362(a) of the Code, nor have any of them made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any material tax deficiency proposed or assessed against any of them and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.
     2.13. Brokers; Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other person or entity is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement.
     3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company that:
     3.1. Authorization. Investor has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of Investor (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
     3.2. Purchase Entirely for Own Account. This Agreement is made with Investor in reliance on Investor’s representation to the Company, which by its execution of this Agreement it hereby confirms, that the Shares to be purchased by it will be purchased for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.
     3.3. Reliance Upon Investor’s Representations. Investor understands that Shares are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of Shares hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof and/or Regulation D thereunder, and that the Company’s reliance on such exemption is based on Investor’s representations set forth herein. Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, Investor has in mind merely purchasing the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Investor does not have any such intention.
     3.4. Receipt of Information. Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

     3.5. Investment Experience. Investor is experienced in evaluating and investing in securities, of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of purchasing the Shares.
     3.6. Accredited Investor. Investor is an accredited investor, as such term is defined in Regulation D under the Securities Act.
     3.7. Restricted Securities. Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.
     3.8. Legends. The certificate evidencing the Shares shall be endorsed with the legend substantially in the form set forth below, and Investor covenants that, except to the extent such restrictions are waived by the Company, Investor shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate or other document:
     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”
     4. Deliveries at Closing. At the Closing, the Company shall execute and deliver to Investor:
     (a) A certificate evidencing the Shares;
     (b) The Rights Agreement; and
     (c) A corporate certificate (i) certifying as to and attaching a copy of the certificate of incorporation, as amended, of the Company, (ii) certifying as to resolutions of the Board of Directors of the Company with respect to the transactions contemplated by this Agreement, (iii) attaching a copy of a certificate of good standing for the Company as issued by the Secretary of State of the State of Delaware, and (iv) certifying as to the incumbency and signature of the officers of the Company signing the certificate and the Agreements. At the Closing, Investor shall pay the purchase price for the Shares in accordance with Section 1.3 and execute and deliver to the Company the Rights Agreement.

     6. Miscellaneous.
     6.1. Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.
     6.2. Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by overnight delivery or courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the party to receive it. All notices, requests, and consents to be sent to a party must be sent to or made at the address previously given by that party or such other address as that party may specify by notice to the other party. Any notice, request, or consent must be given at the following addresses:

If to the Company:	NationsHealth, Inc. Attn: Chief Executive Officer 13650 NW 8th Street Suite 109 Sunrise, FL 33325

with a copy to:	Ira J. Coleman, Esq. McDermott Will & Emery 201 South Biscayne Boulevard 22nd Floor Miami, FL 33131

If to Investor:	US Bioservices Corporation Attn: President 309 Henderson Drive Sharon Hill, PA 19079

with a copy to:	AmerisourceBergen Corporation Attn: General Counsel 1300 Morris Drive, Suite 100 Chesterbrook, PA 19087
Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the party entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     6.3. Entire Agreement. Each of the parties agrees that this Agreement, including the other documents referred to herein, (i) constitutes the entire agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter of this Agreement, and (ii) is not intended to confer any rights or remedies, or impose any obligations, on any person other than the parties hereto. Each of the parties expressly agrees and acknowledges that, other than those statements expressly set forth in this Agreement, it is not relying on any statement, whether oral or written, of any person or entity with respect to its entry into this Agreement or to the consummation of the transactions contemplated by this Agreement.
     6.4. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its obligations is not a consent or waiver to or of any other breach or default in the performance by that party of any other obligations of that party. Failure on the part of a party to complain of any act of any party or to declare any party in default, irrespective of how long that failure continues, does not constitute a waiver by that party of its rights with respect to that default until the applicable statute of limitations period has run.
     6.5. Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed by the Company and Investor.
     6.6. Successors and Assigns. Except as otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
     6.7. Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.
     6.8. Illegal or Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.
     6.9. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.
     6.10. Expenses. Irrespective of whether the Closing is effected, the Company and Investor shall each pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
     6.11. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.
     6.12. Finder’s Fee. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     6.13. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Closing.

US Bioservices Corporation
By:	/s/ Mike Mullen
	Name:	Mike Mullen
	Title:	President

NationsHealth, Inc.
By:	/s/ Glenn M. Parker
	Name:	Glenn M. Parker
	Title:	CEO

Exhibit 1
Registration Rights Agreement